December 21, 2016 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: P10 Industries, Inc.
File No. 000-30939
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of P10 Industries Inc., formerly Active Power, Inc. dated December 21, 2016 and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP